PROSPECTUS SUPPLEMENT (To Prospectus dated May 8, 2020)	Filed pursuant to Rule 424(b)(5) Registration Statement No. 333-238121

DESIGNER BRANDS INC.

Up to $100,000,000

Class A Common Shares

We entered into an equity distribution agreement (the “Equity Distribution Agreement”), dated September 4, 2020, with BMO Capital Markets Corp., a Delaware corporation (the “Distribution Agent” or “BMOCM”), relating to shares of our Class A common shares, without par value (the “Class A Common Shares”), having an aggregate sales price of up to $100,000,000 (the “Maximum Dollar Amount”) offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell, from time to time, up to the Maximum Dollar Amount of our Class A Common Shares through the Distribution Agent, as our sales agent. Sales of the Class A Common Shares, if any, will be made in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on any existing trading market for our Class A Common Shares, or to or through a market maker, at prices prevailing at the time of sale.

The Distribution Agent will receive from us a commission of up to 2.0% of the gross sales price per share for any Class A Common Shares sold through the Distribution Agent as sales agent under the Equity Distribution Agreement, as further described under “Plan of Distribution.” In connection with the sale of Class A Common Shares on our behalf, the Distribution Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Distribution Agent may be deemed to be an underwriting commission or discount.

Our Class A Common Shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “DBI.” The last reported sales price per share of our Class A Common Shares as reported on September 2, 2020 was $8.26.

Investing in our Class A Common Shares involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

BMO Capital Markets

The date of this prospectus is September 4, 2020.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. This prospectus supplement relates to the offering of our Class A Common Shares. The accompanying prospectus provides more general information about securities that we may offer from time to time, including some information that does not apply to this offering. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before investing in our Class A Common Shares. This prospectus supplement adds, updates and changes information contained or incorporated by reference in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, as well as additional information described under “Where You Can Find More Information,” and “Incorporation of Certain Documents by Reference” before investing in our Class A Common Shares.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not, and the Distribution Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

To the extent there is a conflict between (i) the information contained in this prospectus supplement and (ii) the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We are not making offers to sell or solicitations to buy our Class A Common Shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any related free writing prospectus, or any sale of a security.

When we refer to the “Company,” “Designer Brands Inc.,” “we,” “our” and “us” in this prospectus supplement, we mean Designer Brands Inc. and its subsidiaries, unless otherwise specified or unless context otherwise requires. When we refer to “you,” we mean the holders of our Class A Common Shares and prospective investors therein.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a web site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The information contained on the SEC’s web site is not incorporated by reference into this prospectus supplement or the accompanying prospectus, except as expressly set forth below.

Our website address is: https://www.designerbrands.com. The information on our web site, or any information linked on that site, is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement, and our web site is included in this document as an inactive textual reference only.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference in this prospectus supplement our documents listed below (SEC File No. 001-32545) and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement.

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Our Annual Report on Form 10-K for the year ended February 1, 2020, filed with the SEC on May 1, 2020, as amended by Amendment No. 1 thereto on Form 10-K/A, filed with the SEC on May 7, 2020, including the information specifically incorporated by reference in our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 29, 2020;

•	Our Quarterly Reports on Form 10-Q for our fiscal quarters ended May 2, 2020, filed with the SEC on June 19, 2020, and August 1, 2020, filed with the SEC on September 4, 2020;

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Our Current Reports on Form 8-K, filed with the SEC on February 18, 2020 (solely with respect to Item 5.02 thereof), March  17, 2020 (solely with respect to Item 8.01 thereof), March  25, 2020, April  1, 2020 (solely with respect to Item 8.01 thereof), May 15, 2020 (solely with respect to Items 5.08 and 8.01 thereof), July  15, 2020, and August 7, 2020 (solely with respect to Items 1.01, 1.02 and 2.03 thereof); and

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The description of our Class A Common Shares that is contained in our registration statement on Form 8-A filed with the Commission on June 23, 2005 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Corporate Secretary

Designer Brands Inc.

810 DSW Drive

Columbus, Ohio 43219

(614) 237-7100

Exhibits to the filings will not be sent unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to, among other things, future events and financial performance. Examples of such forward-looking statements include references to the expected or potential impact of the novel coronavirus (“COVID-19”) pandemic and the related responses of the Company, governments, customers, employees, and the communities we serve, and activities related to our past or future acquisitions. You can identify these forward-looking statements by the use of forward-looking words such as “could,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “would,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. Any such forward-looking statements are based upon our management’s current plans, estimates, expectations and assumptions relating to our operations, results of operations, financial condition, growth strategy and liquidity. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to numerous risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some important factors that could cause actual results, performance or achievements to differ materially from those discussed in forward-looking statements include, but are not limited to, the following:

•	the use of any proceeds from this offering;

•	risks and uncertainty related to the continued outbreak of COVID-19, any future COVID-19 resurgence, and any other adverse public health developments;

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our ability to protect the health and safety of our employees and our customers, which may be affected by current or future government regulations related to stay-at-home orders and orders related to the operation of non-essential businesses;

•	risks related to our holdings of cash and investments and access to liquidity and the financial markets on terms that are favorable to us, if at all;

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risks related to our international operations, including international trade, our reliance on foreign sources for merchandise, exposure to foreign tax contingencies, and fluctuations in foreign currency exchange rates;

•	maintaining strong relationships with our vendors, manufacturers, licensors, and retailer customers;

•	our ability to successfully integrate acquired businesses or realize the anticipated benefits of the acquisitions after we complete our integration efforts;

•	risks related to the loss or disruption, whether as a result of COVID-19 or otherwise, of any of our distribution or fulfillment centers;

•	our reliance on our loyalty programs and marketing to drive traffic, sales and customer loyalty;

•	our ability to anticipate and respond to fashion trends, consumer preferences and changing customer expectations;

•	failure to retain our key executives or attract qualified new personnel;

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risks related to the loss or disruption of our information systems and data and our ability to prevent or mitigate breaches of our information security and the compromise of sensitive and confidential data;

•	risks associated with remote working arrangements;

•	our ability to comply with privacy laws and regulations, as well as other legal obligations;

•	the effect of Stein Mart Inc. filing for relief under Chapter 11 of the United States Bankruptcy Code;

•	our success in growing our store base and digital demand;

•	our ability to protect our reputation and to maintain the brands we license;

•	our ability to execute our strategies;

•	seasonality of our business and fluctuation of our comparable sales and quarterly financial performance;

•	uncertain general economic, political and social conditions and the related impacts to consumer discretionary spending;

•	our competitiveness with respect to style, price, brand availability and customer service;

•	the imposition of increased or new tariffs on our products;

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risks related to our qualification under the Coronavirus Aid, Relief, and Economic Security Act for payroll tax credits and deferral of payroll taxes in the U.S., as well as other similar regulations in Canada; and

•	uncertainty related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation.

If one or more of these or other risks or uncertainties materialize, or if our underlying estimates and assumptions prove to be incorrect, actual results, performance or achievements may vary materially from what we have projected. Furthermore, new factors emerge from time to time and it is not possible for management to predict all such factors, nor can management assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering, and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Class A Common Shares. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” beginning on page S-8 and in the documents incorporated by reference into this prospectus supplement.

DESIGNER BRANDS INC.

Designer Brands Inc., previously known as DSW Inc. and incorporated in the state of Ohio in 1969 as Shonac Corporation, is one of North America’s largest designers, producers and retailers of footwear and accessories. We operate a portfolio of retail concepts in the United States and Canada under the DSW Designer Shoe Warehouse, The Shoe Company and Shoe Warehouse banners. Through Camuto LLC, our wholly-owned subsidiary doing business as “Camuto Group,” we design and produce footwear and accessories. We also own licensing rights for the Jessica Simpson footwear business and footwear and handbag licenses for Lucky Brand and Max Studio. In partnership with Authentic Brands Group LLC, a global brand management and marketing company, we have a 40% stake in ABG-Camuto, LLC (“ABG-Camuto”), a joint venture that acquired several intellectual property rights, including Vince Camuto, Louise et Cie, Sole Society, CC Corso Como, and others, and focuses on licensing and developing new category extensions to support the global growth of these brands. We have a licensing agreement with ABG-Camuto whereby we pay royalties on our net sales from the brands owned by ABG-Camuto. Our Affiliated Business Group partners with other retailers to help build and optimize their in-store and online footwear businesses by leveraging our sourcing network to produce a merchandise assortment that meets their needs.

Designer Brands Inc.’s principal executive offices are located at 810 DSW Drive, Columbus, Ohio 43219. Designer Brands Inc.’s main telephone number is (614) 237-7100.

THE OFFERING

Issuer	Designer Brands Inc.

Securities Being Offered	Shares of Class A common shares, without par value, having an aggregate offering price of up to $100,000,000.

Securities Outstanding Prior to the Offering	64,591,131 shares of Class A Common Shares and 7,732,786 shares of Class B Common Shares.

Plan of Distribution	“At-the-market” offering that may be made from time to time through our sales agent, BMOCM. See “Plan of Distribution” on page S-10.

Use of Proceeds	We intend to use any net proceeds from the sale of Class A Common Shares for general corporate purposes, which may include, among other things, debt repayment and working capital. See “Use of Proceeds” below.

Risk Factors	See “Risk Factors” on page S-8 of this prospectus supplement and page 4 of the accompanying prospectus for a discussion of factors you should carefully consider before investing in shares of our Class A Common Shares.

Exchange Listing	Our Class A Common Shares are traded on the NYSE under the symbol “DBI.”

RISK FACTORS

An investment in our Class A Common Shares involves risks. You should carefully consider the following risk factors, as well as the risk factors included under the caption “Risk Factors” beginning on page 4 of the accompanying prospectus and the risk factors included in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended February 1, 2020, our Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2020, our Form 10-Q for the fiscal quarter ended August 1, 2020, and in other reports we file with the SEC from time to time, which are incorporated by reference herein, together with all the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The occurrence of any of these risks could materially impact our financial condition or liquidity and might cause you to lose all or part of your investment. See also “Forward-Looking Statements.”

You may experience future dilution as a result of future equity offerings.

The Company’s Amended and Restated Articles of Incorporation provide for the issuance of up to 250,000,000 Class A Common Shares, 100,000,000 Class B common shares, without par value (the “Class B Common Shares” and, together with the Class A Common Shares, the “Common Shares”), and 100,000,000 preferred shares, without par value (the “Preferred Shares”). We are not restricted from issuing additional Common Shares or Preferred Shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or Preferred Shares. In future offerings, we may sell shares or other securities at a price per share that is less than the price per share paid by investors in this offering. The issuance of additional shares of Class A Common Shares or Class B Common Shares, or convertible securities, will dilute the ownership interest of our existing common shareholders. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, our then-current shareholders of Class A Common Shares.

Future issuances of debt securities, which would rank senior to our Class A Common Shares upon our liquidation, and future issuances of equity securities, which may be senior to our Class A Common Shares for the purposes of paying dividends, periodically or upon liquidation, may negatively affect the market price of our Class A Common Shares.

Our Class A Common Shares are equity interests in the Company and do not constitute indebtedness. This means that the Class A Common Shares will rank junior to any indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Upon our liquidation, dissolution or winding up, holders of our debt securities and other creditors and holders of any shares of Preferred Shares would receive a distribution of our available assets before holders of our Class A Common Shares. If we incur additional debt in the future, our future interest costs could increase and adversely affect our business, prospects, financial condition, liquidity and results of operations. Because our decision to issue additional debt or equity securities or incur other borrowings in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. Thus, holders of Class A Common Shares bear the risk that our future issuances of debt or equity securities or our incurrence of other borrowings will negatively affect the market price of our common stock.

Since we have discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Management will have broad discretion over the use of proceeds from this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested, employed, or used in ways that do not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Sales of a significant number of shares of our Class A Common Shares in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our Class A Common Shares in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement, our Equity Distribution Agreement, or otherwise, could depress the market price of our Class A Common Shares and impair our ability to raise capital through the sale of additional equity securities. Additionally, the resale by existing holders of a substantial number of our outstanding Common Shares could adversely affect the market price of our Class A Common Shares. We cannot predict the effect that future sales of our Class A Common Shares or the market perception that we may sell a significant number of our securities would have on the market price of our common stock.

The Class A Common Shares offered by us in this offering will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase Class A Common Shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The trading price and volume of our Class A Common Shares may be volatile.

The market price of our Class A Common Shares could be subject to wide fluctuations in response to, among other things, the risk factors described in our periodic reports, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies, including companies in our industry. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, consumer behavior, interest rate changes or international currency fluctuations, and the impact of pandemics and governmental response to such crises, may negatively affect the market price of our Class A Common Shares. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could adversely affect our business.

Covenants contained in our existing credit facilities restrict our ability to pay dividends.

Our existing credit facilities contains covenants that include restrictions on our ability to pay dividends, make share repurchases, and make certain acquisitions. The instruments governing the terms of any future credit facilities may contain similar or more restrictive covenants.

USE OF PROCEEDS

We may issue and sell shares of our Class A Common Shares having aggregate sales proceeds of up to $100,000,000 from time to time. The amount of proceeds from this offering, if any, will depend upon the number of shares of our Class A Common Shares sold and the market price at which they are sold. We intend to use the net proceeds from this offering, after deducting the Distribution Agent’s commission and our offering expenses, for general corporate purposes, which may include, among other things, debt repayment and working capital.

As of September 2, 2020, we had approximately $250.0 million in borrowings outstanding under our senior secured term loan credit agreement (“Secured Term Loan”), which bears interest, at the Company’s option, at a rate equal to: (A) a base rate per annum equal to the greater of (i) 2.25%, (ii) the prime rate, (iii) the overnight bank funding rate plus 0.5% and (iv) the adjusted LIBO rate (as defined in the Secured Term Loan) plus 1.0%, plus, in each instance, an applicable rate of 7.50%; or (B) an adjusted LIBO rate per annum (subject to a floor of 1.25%), adjusted for any statutory reserves, plus, in each instance an applicable rate of 8.50%. Our Secured Term Loan matures on August 7, 2025. Additionally, we had approximately $150.0 million in borrowings outstanding under our asset-based revolving credit facility (“ABL Revolver”), which bears interest, at the Company’s option, at a rate equal to: (A) a base rate per annum equal to the greatest of (i) the prime rate, (ii) the overnight bank funding rate plus 0.5% and (iii) the adjusted LIBO rate (as defined in the ABL Revolver) plus 1.0% or (B) an adjusted LIBO rate per annum (subject to a floor of 0.75%), adjusted for any statutory reserves, plus, in each instance, an applicable rate to be determined based on average availability at the time of borrowing. Our ABL Revolver matures on August 7, 2025. We used the borrowings under our Secured Term Loan and our ABL Revolver to repay amounts outstanding under our prior credit facility. For further information related to our Secured Term Loan and our ABL Revolver, refer to the disclosure under Item 1.01 of our Form 8-K filed with the SEC on August 7, 2020.

BMOCM is a lender under our ABL Revolver. As a result, BMOCM may receive a portion of the net proceeds from this offering to the extent that we use such proceeds, or any portion thereof, to repay amounts outstanding on our ABL Revolver, if any.

PLAN OF DISTRIBUTION

We have entered into the Equity Distribution Agreement under which we may offer and sell shares of Class A Common Shares having an aggregate sales price of up to $100,000,000 from time to time through or to the Distribution Agent, as sales agent or principal. Sales of the shares of Class A Common Shares under this prospectus supplement, if any, will be in “at the market offerings” as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the NYSE or on any other existing trading market for our Class A Common Shares or to or through a market maker or any other method permitted by law, including, but not limited to, negotiated transactions and block trades. The Distribution Agent will not engage in any transactions that stabilize the price of our Class A Common Shares.

From time to time during the term of the Equity Distribution Agreement, we will notify the Distribution Agent of the trading days on which the shares of Class A Common Shares are to be sold, the maximum number of shares that are to be sold in the aggregate and on each trading day, and the minimum price at which we are willing to sell the shares of Class A Common Shares. Once we have so instructed the Distribution Agent, unless the Distribution Agent declines to accept the terms of such notice or until such notice is terminated or suspended as permitted by the Equity Distribution Agreement, the Distribution Agent will use commercially reasonable efforts to sell such shares up to the amount specified on such terms. The obligations of the Distribution Agent under the Equity Distribution Agreement are subject to a number of customary conditions that we must meet. The obligation of the Distribution Agent under the Equity Distribution Agreement to sell shares pursuant to any notice is subject to a number of conditions, which the Distribution Agent reserves the right to waive in its sole discretion. We or the Distribution Agent may suspend the offering of Class A Common Shares at any time and from time to time by notifying the other party.

Under the terms of the Equity Distribution Agreement, we also may sell shares of Class A Common Shares to the Distribution Agent as principal for its own account or the account of its clients at a price agreed upon at the time of sale. If we sell Common Shares to the Distribution Agent as principal, we will enter into a separate terms agreement with the Distribution Agent and we will describe this terms agreement in a separate prospectus supplement or pricing supplement.

The Distribution Agent will provide written confirmation to us following the close of trading on each trading day on which the Distribution Agent has sold shares of our Class A Common Shares for us under the Equity Distribution Agreement. Each confirmation will include (i) the number of shares of Class A Common Shares sold on such trading day, (ii) the gross offering proceeds received from such sales, (iii) the commission payable by us to the Distribution Agent with respect to such sales and (iv) the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales). We will report at least quarterly the number of shares of Class A Common Shares sold through the Distribution Agent under the Equity Distribution Agreement, the net proceeds to us (before expenses) and the commission of the Distribution Agent in connection with the sales of the Class A Common Shares.

Settlement for sales of Class A Common Shares will occur on the second trading day following the date on which any sales are made or such earlier day as is industry practice for regular-way trading, with respect to any particular transaction. Sales of Common Shares as contemplated by this prospectus supplement will be settled either by free delivery of Class A Common Shares by us or our transfer agent to the Distribution Agent or through the facilities of The Depository Trust Company or by such other means as we and the Distribution Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

If we or the Distribution Agent have reason to believe that shares of Class A Common Shares are no longer “actively-traded securities” as defined under Rule 101(c)(l) of Regulation M under the Exchange Act, that party will promptly notify the others and sales of Common Shares pursuant to the Equity Distribution Agreement or any terms agreement will be suspended until, in our collective judgment, Rule 101(c)(1) or another exemptive provision has been satisfied.

We will pay the Distribution Agent a commission of up to 2.0% of the gross sale proceeds from the sales of shares of Class A Common Shares under the Equity Distribution Agreement. We have agreed to pay various fees and other expenses related to this offering. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

In connection with the sale of shares of Class A Common Shares on our behalf hereunder, the Distribution Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Distribution Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Distribution Agent against specified liabilities, including liabilities under the Securities Act.

The offering of Class A Common Shares pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of Class A Common Shares subject to the Equity Distribution Agreement or (ii) the termination of the Equity Distribution Agreement by the Distribution Agent or us in accordance with the terms of the Equity Distribution Agreement.

This summary of the material provisions of the Equity Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Equity Distribution Agreement has been filed with the SEC as an exhibit to our Form 10-Q for the fiscal quarter ended August 1, 2020 and incorporated by reference into the registration statement of which this prospectus supplement and accompanying prospectus is a part. See “Where You Can Find More Information” in this prospectus supplement.

The Distribution Agent and certain of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Distribution Agent and such affiliates have received, or may in the future receive, customary fees and expenses for these transactions. In addition, in the ordinary course of their various business activities, the Distribution Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Distribution Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Morgan, Lewis & Bockius LLP, Pittsburgh, Pennsylvania. Certain legal matters in connection with this offering will be passed upon for the Distribution Agent by Mayer Brown LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Designer Brand Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

DESIGNER BRANDS INC.

Class A Common Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

Designer Brands Inc. (the “Company” or “we”) may offer and sell the securities in any combination from time to time in one or more offerings. The preferred shares, debt securities, warrants, rights and units may be convertible into or exercisable or exchangeable for the Company’s Class A common shares, the Company’s preferred shares or any of the Company’s other securities. This prospectus provides you with a general description of the securities the Company may offer.

Each time the Company sells securities it will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities being offered. The prospectus supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of the Company’s securities.

The Company may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters and any applicable commissions or discounts will be included in the applicable prospectus supplement.

We have two classes of Common Shares: Class A common shares and Class B common shares. The rights of the holders of Class A common shares and Class B common shares are identical, except voting and conversion rights. Each Class A common share is entitled to one vote. Each Class B common share is entitled to eight votes and is convertible at any time into one Class A common share.

The Company’s Class A common shares are listed on the New York Stock Exchange under the symbol “DBI.”

Investing in the Company’s securities involves risks. See the “Risk Factors” on page 4 of this prospectus, and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in the Company’s securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). By using a shelf registration statement, we may sell any amount and combination of our Class A common shares, preferred shares, debt securities, warrants, rights and units from time to time and in one or more offerings. The “base” prospectus included in this registration statement only provides a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read this prospectus, any free writing prospectus and the applicable prospectus supplement, together with the additional information in this prospectus described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” including our financial statements.

You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and in any free writing prospectus or term sheet we authorize. We have not authorized any other person to provide you with different information. If any person provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, properties, financial condition, results of operations and prospects may have changed since those dates.

When we refer to the “Company,” “Designer Brands Inc.,” “we,” “our” and “us” in this prospectus, we mean Designer Brands Inc. and its subsidiaries, unless otherwise specified or unless context otherwise requires. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information regarding Designer Brands Inc. with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is: http://www.sec.gov.

Our website address is: https://www.designerbrands.com. Our website and the information on our website, or any information linked on that site, is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the terms of the offered securities and related matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website, http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference in this prospectus our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

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Our Annual Report on Form 10-K for the year ended February 1, 2020, filed with the SEC on May 1, 2020, as amended by Amendment No. 1 thereto on Form 10-K/A, filed with the SEC on May 7, 2020, and including the information specifically incorporated by reference in our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, to be filed with the SEC;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2019;

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our Current Reports on Form 8-K, filed with the SEC on February  18, 2020 (solely with respect to Item 5.02 thereof), March 17, 2020 (solely with respect to Item 8.01 thereof), March  25, 2020 and April 1, 2020 (solely with respect to Item 8.01 thereof); and

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the description of our Class A common shares that is contained in our registration statement on Form 8-A filed with the Commission on June 23, 2005 (File No. 001-32545) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Corporate Secretary

Designer Brands Inc.

810 DSW Drive

Columbus, Ohio 43219

(614) 237-7100

Exhibits to the filings will not be sent unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus, any applicable prospectus supplement and the information incorporated herein and therein by reference may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to, among other things, future events and financial performance. Examples of such forward-looking statements include references to our future expansion and our acquisitions. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “would,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. Any forward-looking statements are based upon current plans, estimates, expectations and assumptions relating to our operations, results of operations, financial condition, growth strategy and liquidity. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved.

Such forward-looking statements are subject to numerous risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some important factors that could cause actual results, performance or achievements to differ materially from those discussed in forward-looking statements include, but are not limited to, the following:

•	risks related to the outbreak of the coronavirus and other adverse public health developments;

•	risks related to holdings of cash and investments and access to liquidity;

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risks related to our international operations, including international trade, our reliance on foreign sources for merchandise, exposure to foreign tax contingencies, and fluctuations in foreign currency exchange rates;

•	maintaining strong relationships with our vendors, manufacturers, licensors, and retailer customers;

•	our ability to successfully integrate acquired businesses or realize the anticipated benefits of the acquisitions after we complete our integration efforts;

•	risks related to the loss or disruption of any of our distribution or fulfillment centers;

•	our reliance on our loyalty programs and marketing to drive traffic, sales and customer loyalty;

•	our ability to anticipate and respond to fashion trends, consumer preferences and changing customer expectations;

•	failure to retain our key executives or attract qualified new personnel;

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risks related to the loss or disruption of our information systems and data and our ability to prevent or mitigate breaches of our information security and the compromise of sensitive and confidential data;

•	our ability to comply with privacy laws and regulations, as well as other legal obligations;

•	continuation of agreements with and our reliance on the financial condition of Stein Mart;

•	our success in growing our store base and digital demand;

•	our ability to protect our reputation and to maintain the brands we license;

•	our ability to execute our strategies;

•	fluctuation of our comparable sales and quarterly financial performance;

•	uncertain general economic conditions;

•	our competitiveness with respect to style, price, brand availability and customer service;

•	the imposition of increased or new tariffs on our products;

•	uncertainty related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation; and

•	other factors described in our Securities and Exchange Commission filings, including the “Risk Factors” section in our Annual Report on Form 10-K for the year ended February 1, 2020.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results, performance or achievements may vary materially from what we have projected. Furthermore, new factors emerge from time to time and it is not possible for management to predict all such factors, nor can management assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

DESIGNER BRANDS INC.

Designer Brands Inc., originally founded as DSW Inc. and incorporated in the state of Ohio in 1969, is one of North America’s largest designers, producers and retailers of footwear and accessories. We operate a portfolio of retail concepts in the U.S. and Canada under the DSW Designer Shoe Warehouse (“DSW”), The Shoe Company and Shoe Warehouse banners. Through Camuto LLC, a wholly owned subsidiary doing business as “Camuto Group,” we design and produce footwear and accessories. We also own licensing rights for the Jessica Simpson footwear business and footwear and handbag licenses for Lucky Brand and Max Studio. In partnership with Authentic Brands Group LLC, a global brand management and marketing company, we have a 40% stake in ABG-Camuto, LLC (“ABG-Camuto”), a joint venture that acquired several intellectual property rights, including Vince Camuto, Louise et Cie, Sole Society, CC Corso Como, and others, and focuses on licensing and developing new category extensions to support the global growth of these brands. We have a licensing agreement with ABG-Camuto whereby we pay royalties on our net sales from the brands owned by ABG-Camuto. Our Affiliated Business Group (“ABG”) partners with other retailers to help build and optimize their in-store and online footwear businesses by leveraging our sourcing network to produce a merchandise assortment that meets their needs. ABG currently provides services to 282 Stein Mart stores, Steinmart.com, and a Frugal Fannie’s store through ongoing supply arrangements.

Designer Brands Inc.’s principal executive offices are located at 810 DSW Drive, Columbus, Ohio 43219. Designer Brands Inc.’s main telephone number is (614) 237-7100.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed after the date of this prospectus, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement with respect to any issuance of securities, we expect to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things:

•	the repayment of outstanding indebtedness;

•	working capital requirements and other operating expenses;

•	the payment of ordinary cash dividends;

•	the repurchase of Common Shares;

•	capital expenditures; and

•	acquisitions.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK

The following description of our Class A common shares, Class B common shares and preferred shares does not purport to be complete and is qualified in its entirety by reference to the Company’s Amended and Restated Articles of Incorporation, dated March 19, 2019 (the “Articles”), which has been filed as Exhibit 3.1 to the registration statement of which this prospectus forms a part, the Company’s Amended and Restated Code of Regulations (the “Regulations”), which have been filed as Exhibit 3.2 to the registration statement of which this prospectus forms a part, other information with respect to our capital stock which has been filed with the SEC and the applicable provisions of the Ohio General Corporation Law. See “Where You Can Find More Information.”

The Company’s Articles provide for the issuance of up to 250,000,000 Class A common shares, without par value (the “Class A common shares”), 100,000,000 Class B common shares, without par value (the “Class B common shares” and, together with the Class A common shares, the “Common Shares”), and 100,000,000 preferred shares, without par value (the “Preferred Shares”). As of May 2, 2020, we had 64,302,463 Class A common shares outstanding (including 411,113 shares of director stock units issuable pursuant to the terms of the Company’s equity incentive plan), 7,732,786 Class B common shares outstanding, and no preferred shares outstanding.

Class A Common Shares

The holders of Class A common shares and Class B common shares generally have identical rights except that holders of Class A common shares are entitled to one vote per share on all matters to be voted on by the shareholders, while holders of Class B common shares are entitled to eight votes per share on all matters to be voted on by the shareholders, voting together with the holders of the Class A common shares as a single class. The holders of Common Shares are not entitled to cumulative voting rights. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all Class A common shares and Class B common shares present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any Preferred Shares.

Holders of Common Shares have no preemptive rights, and the Common Shares are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Common Shares.

Holders of Class A common shares and Class B common shares will share in an equal amount per share in any dividend declared by the board of directors, subject to any preferential rights of any outstanding Preferred Shares. Dividends consisting of Class A common shares and Class B common shares may be paid only as follows: (i) dividends of Class A common shares may be paid only to holders of Class A common shares and dividends of Class B common shares may be paid only to holders of Class B common shares and (ii) shares shall be paid proportionately with respect to each outstanding Class A common share and Class B common share.

The Class A common shares have no conversion rights. Holders of Class B common shares have the right, upon notice to the Company, to convert each Class B common share to one Class A common share. Any Class B common shares converted pursuant to this right will be retired. The Company will reserve and keep available out of the authorized but unissued Class A common shares the full number of Class A common shares deliverable upon conversion of all outstanding Class B common shares for the purpose of effecting this conversion right.

Upon liquidation, dissolution or winding up of the Company’s affairs, creditors and any holders of Preferred Shares will be paid before any distribution to holders of Common Shares. The holders of Common Shares would be entitled to receive a pro rata distribution of any excess amount. All outstanding Common Shares are fully paid and nonassessable.

The rights, preferences and privileges of holders of Common Shares are subject to, and may be adversely affected by, the rights of holders of any series of Preferred Shares, which the board of directors may designate and issue in the future.

Preferred Shares

The board of directors may fix by resolution the designations, preferences and relative, participating, optional or other rights and the qualifications, limitations or restrictions of the Preferred Shares, including the number of shares in any series, liquidation preferences, dividend rights, voting rights, conversion rights and redemption provisions. Terms selected could decrease the amount of earnings and assets available for distribution to holders of the Common Shares or adversely affect the rights and power, including voting rights, of the holders of the Common Shares without any further vote or action by the shareholders. Any series of Preferred Shares issued by the board of directors could have priority over the Common Shares in terms of dividend or liquidation rights or both. The issuance of Preferred Shares, or the issuance of rights to purchase Preferred Shares, could have the effect of delaying, deferring or preventing a change of control of the Company or an unsolicited acquisition proposal or of making the removal of management more difficult. Additionally, the issuance of Preferred Shares may have the effect of decreasing the market price of the Common Shares. There are currently no outstanding Preferred Shares. While we have no present intent to issue any Preferred Shares, any issuance could make it more difficult for a third party to acquire a majority of the Company’s outstanding voting shares.

Anti-Takeover Effects of Certain Provisions of the Articles, Regulations and Ohio Law

Certain provisions of the Articles, Regulations and Ohio General Corporation Law summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

No Cumulative Voting. Where cumulative voting is permitted, each share is entitled to as many votes as there are directors to be elected and each shareholder may cast all of his or her votes for a single candidate or distribute such votes among two or more candidates. Cumulative voting makes it easier for a minority shareholder to elect a director. The Articles expressly deny shareholders the right to cumulative voting.

Supermajority Vote to Remove Directors. The Company’s Regulations permit shareholders to remove a director only by the vote of the holders of not less than three-fourths of the voting power of the Company entitling them to elect directors in place of those to be removed. This provision, when coupled with the voting power of the Class B common shares, will preclude even a majority shareholder of Class A common shares from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies. Additionally, the Articles permit a vacancy on the board of directors to be filled for the balance of the unexpired term by the vote of a majority of the remaining directors.

Classified Board. The Company’s Regulations provide for the board of directors to be divided into three classes of directors serving staggered three-year terms when the authorized number of directors is nine or more. This provision, when coupled with the vote required to remove directors, can preclude even a majority shareholder of Class A common shares from gaining control of the board of directors in one election.

Authorized But Unissued Shares. The authorized but unissued Common Shares and Preferred Shares are available for future issuance without shareholder approval under Ohio law. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The Articles authorize the board of directors to issue up to 100,000,000 Preferred Shares and to determine the powers, preferences, privileges, rights, including voting rights, qualifications, limitations and restrictions on those shares, without any further vote or action by the shareholders. The existence of authorized but unissued Common Shares and Preferred Shares could have the effect of delaying, deterring or preventing an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Special Meetings of Shareholders. The Company’s Regulations provide that special meetings of the shareholders may be called only by:

•	the chairman of the board of directors, the president, or in case of the president’s death or disability, the vice president authorized to exercise the authority of the president;

•	the directors by action at a meeting, or a majority of the incumbent directors acting without a meeting; or

•	the holders of at least 50% of all shares outstanding and entitled to vote thereat.

Actions by Written Consent. Section 1701.54 of the Ohio General Corporation Law requires that an action by written consent of the shareholders in lieu of a meeting be unanimous, except that under Section 1701.11 of the Ohio General Corporation Law, a company’s code of regulations may be amended by an action by written consent of holders of two-thirds of the voting power of the company or, if the articles of incorporation or code of regulations otherwise provide, such greater or lesser amount, but not less than a majority. The Company’s Regulations provide that the Regulations may be amended by an action by written consent of holders of a majority of the Company’s total voting power. Based on the 8-to-1 voting power of the Class B common shares relative to the Class A common shares, this provision may have the effect of delaying, deterring or preventing a tender offer or takeover attempt that a shareholder might consider in the Company’s best interest.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. The Company’s Regulations require that shareholders seeking to nominate candidates for election as directors at an annual or special meeting of shareholders must provide timely notice to us in writing. To be timely, a shareholder’s notice must be received at the Company’s principal executive offices not less than 60 days, nor more than 90 days, prior to the first anniversary of the date of the previous year’s annual meeting (or, if the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting, or in the case of a special meeting, within seven days after we mail the notice of the date of the meeting or otherwise publicly disclose the date of the meeting). The Regulations also prescribe the proper written form for a shareholder’s notice. These provisions may preclude shareholders from making nominations for directors at an annual or special meeting.

We Have Opted Out of the Ohio Control Share Acquisition Statute. We have opted out of the application of Section 1701.831 of the Ohio General Corporation Law, known as the “Ohio Control Share Acquisition Statute.” This statute provides that, unless a company’s articles of incorporation or code of regulations provide that such section does not apply, notice and information filings, and special shareholder meeting and voting procedures, must occur prior to any person’s acquisition of a company’s shares that would entitle the acquirer to exercise or direct the voting power of the company in the election of directors within any of the following ranges:

•	one-fifth or more, but less than one-third, of the voting power;

•	one-third or more, but less than a majority, of the voting power; and

•	a majority of the voting power.

We Have Opted Out of the Merger Moratorium Statute. We have opted out of the application of Chapter 1704 of the Ohio General Corporation Law, known as the “Merger Moratorium Statute.” This statute prohibits certain transactions if they involve both the company and either a person who became the beneficial owner of 10% or more of the company’s shares without the prior approval of its board of directors or anyone affiliated or associated with such person, unless the company’s articles of incorporation or code of regulations provide that such statute does not apply. The prohibition imposed by Chapter 1704 is absolute for at least three years and continues indefinitely thereafter unless the transaction is approved by the holders of at least two-thirds of the voting power of the company or satisfies statutory conditions relating to the fairness of the consideration to be received by the shareholders.

Listing

The Class A common shares are listed on the NYSE under the symbol “DBI.”

Transfer Agent and Registrar

The transfer agent and registrar for Class A common shares is Computershare Inc. but may be subject to change from time to time.

DESCRIPTION OF DEBT SECURITIES

We may issue debentures, notes or other evidences of indebtedness, which we refer to as “debt securities,” from time to time in one or more distinct series. This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities we may offer under this prospectus may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered hereby will be issued under an indenture between us and U.S. Bank National Association, as trustee. A form of indenture, which will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended, is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We can issue debt securities that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, and premium and interest on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

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if payments of principal of, and premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, and premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

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any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable and/or convertible into shares of our Class A common shares or any class or series of Preferred Shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of Class A common shares, Preferred Shares or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Payment of Interest and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more book-entry debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue book-entry debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any book-entry debt security.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, Preferred Shares, Class A common shares or other securities. These warrants may be issued independently or together with any other security offered hereby. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights. Any warrants we issue will be under one or more warrant agreements between us and a warrant agent named in the applicable prospectus supplement.

•	the title of the warrants;

•	the aggregate number of warrants offered;

•

the designation, number and terms of the debt securities, Preferred Shares, Class A common shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in United States dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	any applicable material United States federal income tax consequences;

•	whether the units will be issued in fully registered form; and

•	any other specific terms of the warrants.

The description in the applicable prospectus supplement of any warrants that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities, Preferred Shares, Class A common shares or other securities. These rights may be issued independently or together with any other security offered hereby. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any rights we offer will include the specific terms relating to the offering. These terms may include:

•	the price, if any, per right;

•	the exercise price payable for debt securities, Preferred Shares, Class A common shares or other securities upon the exercise of the rights;

•	the number of rights issued or to be issued to each shareholder;

•	the number and terms of debt securities, Preferred Shares, Class A common shares or other securities which may be purchased per right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	any applicable material United States federal income tax consequences;

•	whether the rights will be issued in fully registered form;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

We may issue units consisting of Class A common shares, Preferred Shares, debt securities, warrants, rights or any combination of one or more of the other securities. These units may be issued independently or together with any other security offered hereby. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

The prospectus supplement relating to any units we offer will include specific terms relating to the offering. These terms may include:

•

the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	the extent to which the units are transferable;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable material United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The description in the applicable prospectus supplement of any units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus and any prospectus supplement from time to time in one or more transactions separately or in combination. The securities may be sold in any one or more of the following ways:

•	directly to purchasers or a single purchaser;

•	through agents;

•	through dealers; or

•	through one or more underwriters acting alone or through underwriting syndicates led by one or more managing underwriters;

each as may be identified in the applicable prospectus supplement relating to an issuance of securities.

If the securities described in a prospectus supplement are underwritten, the prospectus supplement will name each underwriter of the securities. Only underwriters named in a prospectus supplement will be deemed to be underwriters of the securities offered by that prospectus supplement. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Prospectus supplements relating to underwritten offerings of securities will also describe:

•	the discounts, commissions or agents’ fees to be allowed or paid to the underwriters or agents, as the case may be;

•	all other items constituting underwriting compensation;

•	the discounts and commissions to be allowed or paid to dealers, if any; and

•	the exchanges, if any, on which the securities will be quoted.

Securities may be sold directly by us through agents designated by us from time to time. Any agent involved in the offer or sale of securities, and any commission or agents’ fees payable by us to such agent, will be set forth in the applicable prospectus supplement.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If indicated in the applicable prospectus supplement, the obligations of the underwriters will be subject to conditions precedent. With respect to a sale of securities, the underwriters will be obligated to purchase all securities offered if any are purchased, unless otherwise indicated in the applicable prospectus supplement.

We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. Underwriters and agents may engage in transactions with or perform services for us, our subsidiaries and affiliated companies in the ordinary course of business.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Wachtell, Lipton, Rosen & Katz and, with respect to matters of Ohio law, by Porter Wright Morris & Arthur, LLP.

In connection with particular offerings of the securities in the future, the validity of those securities may be passed upon for us by Wachtell, Lipton, Rosen & Katz, Porter Wright Morris & Arthur, LLP, our General Counsel or such other counsel as may be specified in a prospectus supplement. Any underwriters will be advised about issues relating to any offering by their own counsel.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Designer Brand Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report (1) expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to a change in accounting principle for the accounting for leases and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

DESIGNER BRANDS INC.

Up to $100,000,000

Class A Common Shares

PROSPECTUS SUPPLEMENT

BMO Capital Markets

September 4, 2020